UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2014

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-49746
(Commission File Number)

Nevada	88-0498181
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)

      (604) 327-9446
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2014, Mr. Stephen Pineau resigned as the President, Chief Executive Officer, Chief Financial Officer and Corporate Secretary of Viscount Systems, Inc.

On February 17, 2014, Mr. Dennis Raefield was appointed as the President, Chief Executive Officer, Chairman, and Corporate Secretary of Viscount Systems, Inc. Mr. Raefield entered into an employment agreement with the Company pursuant to which he will receive an initial annual salary of $175,000, an annual bonus of up to 50% of his base salary, and stock options equal to 3.99% of the Company’s issued and outstanding on a fully diluted basis.

Mr. Raefield has been a director of Viscount Systems, Inc. since November 2011. Mr. Raefield has acted as the Chief Executive Officer of Mace Security International Inc., President of Honeywell Access Systems, and President of Pinkerton Systems Integration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viscount Systems, Inc.
Date	February 21, 2014	(Registrant)

/s/ Dennis Raefield
Dennis Raefield, President